UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2017, MGM Growth Properties Operating Partnership LP (the “Issuer”) and MGP Finance Co-Issuer, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), indirect subsidiaries of MGM Resorts International, a Delaware corporation (the “Company”), issued $350 million in aggregate principal amount of their 4.500% senior unsecured notes due 2028 (the “notes”) under an indenture dated as of September 21, 2017 (the “Indenture”), among the Issuers, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. The notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Issuers intend to use the net proceeds of the offering, or approximately $345.5 million (after giving effect to discounts, commissions and offering expenses), to pay the Company a portion of the $1,187.5 million purchase price for the long-term leasehold interest and real property improvements related to the MGM National Harbor casino resort (the “MGM National Harbor Transaction”), including to refinance indebtedness expected to be assumed by a subsidiary of the Company in connection with the transaction. The MGM National Harbor Transaction is expected to close in the fourth quarter of 2017, subject to regulatory approvals and other customary closing conditions. Any remaining proceeds will be used for general corporate purposes.

The offering of the notes was not conditioned upon the successful completion of the MGM National Harbor Transaction. If the MGM National Harbor Transaction does not occur for any reason, the Issuers intend to use the net proceeds of the offering for working capital and general corporate purposes, which may include acquisitions, the repayment of indebtedness and other general business purposes.

The notes will mature on January 15, 2028. The Company will pay interest on the notes on January 15 and July 15 of each year, commencing on January 15, 2018. Interest on the notes will accrue at a rate of 4.500% per annum and be payable in cash.

The notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Issuer’s direct and indirect wholly owned material domestic subsidiaries, excluding the Co-Issuer, that guarantees the Issuer’s senior credit agreement or any other material capital markets indebtedness. The notes will not be guaranteed by or be the obligations of the Company, MGM Growth Properties LLC, MGM Growth Properties OP GP LLC, or the Company’s other subsidiaries.

The Issuers may redeem all or part of the notes at a redemption price equal to 100% of the principal amount of the notes plus, to the extent the Issuers are redeeming notes prior to the date that is three months prior to their maturity date, an applicable make whole premium, plus, in each case, accrued and unpaid interest.

The Indenture contains customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture. A copy of the Indenture is incorporated by reference hereto as Exhibit 4.1.

Events of default under the Indenture include, among others, the following with respect to the notes: default for 30 days in the payment when due of interest on the notes; default in payment when due of the principal of, or premium, if any, on the notes; failure to comply with certain covenants in the Indenture for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the notes of such series; acceleration or payment default of debt of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; certain events of bankruptcy or insolvency; and the master lease or the guaranty related thereto terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the notes, the trustee or holders of 25% in aggregate principal amount of the notes may declare all the notes to be due and payable immediately.

The description set forth above is qualified in its entirety by reference to the full text of the Indenture incorporated by reference hereto as Exhibit 4.1. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of September 21, 2017, among MGM Growth Properties Operating Partnership LP, MGP Finance Co-Issuer, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP filed on September 21, 2017).

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of September 21, 2017, among MGM Growth Properties Operating Partnership LP, MGP Finance Co-Issuer, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of MGM Growth Properties LLC and MGM Growth Properties Operating Partnership LP filed on September 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017

MGM Resorts International

By:	/s/ Andrew Hagopian III

Name: Andrew Hagopian III Title: Chief Corporate Counsel & Assistant Secretary

5